Exhibit 99.1

Powerfleet Reports Second Quarter and First Half 2023 Financial Results

Strong Growth in High Margin SaaS Revenues with Company Positioned for Accelerated Growth in Second Half of 2023

Second Quarter 2023 Service Revenue was 66% of Total Revenue, up from 57% in the Prior Period, Driving an Expansion in Total Company Gross Margins to 50% from 47%

WOODCLIFF LAKE, NJ – August 8, 2023 – Powerfleet, Inc. (Nasdaq: PWFL), reported results for the second quarter and six months ended June 30, 2023.

SECOND QUARTER 2023 FINANCIAL AND OPERATIONAL HIGHLIGHTS

●	Total service revenue increased by 13% on a constant currency basis, compared to Q2 2022.

●	Total service revenue increased sequentially by 3.3% on a constant currency basis, demonstrating traction in the company’s transformation to a SaaS centric business model.

●	Total service revenue increased to 66% of total revenue, up from 57% in the prior year, driving an expansion in gross margins to 50% from 47%.

●	Services gross margin in the go forward core business (excluding Argentina, Brazil, and South Africa business units) increased to 71% with total gross margin for the core business of 53%.

●	EBITDA increased sequentially by 31% to $1.8 million versus first quarter 2023, pro forma for EBITDA burn from the Movingdots acquisition.

●	Subscriber count totaled 697,177, an increase of 3% from the prior quarter and 9% year-on-year.

FIRST HALF 2023 FINANCIAL HIGHLIGHTS (COMPARED TO FIRST HALF 2022)

●	Transformation into a high value sticky SaaS recurring business continues at pace in our core go forward markets with North American service revenue growing 16% annually, complemented by service revenue in Israel growing 10% on a constant currency basis.

●	Growth in services revenue drove expansion in gross margin to 50% from 45% and improved gross profit by $2 million during the controlled product to SaaS sales funnel and revenue mix transition.

●	Improved underlying cash generation with cash from operations increasing by $4 million.

●	With improved cash generation and liquidity, reinitiated paying the dividend on the convertible preferred instrument in cash versus payment in kind (PIK)

●	Taken the necessary steps to reduce annual run rate expense by $4 million per year exiting third quarter. Central to commitment to ensure Movingdots acquisition is adjusted EBITDA neutral.

●	Released a highly advanced, sustainability module on Unity platform, at budget and on time; supports asset electrification, and bolsters ESG reporting requirements with net reduction of CO2 emissions.

MANAGEMENT COMMENTARY

“Our transformation into a superior valued business centered on high quality, sticky, recurring SaaS revenue is reflected in our key performance indicators,” said Powerfleet CEO Steve Towe. “While we are still relatively early in our journey, strong proof points are now evident in the shape of our P&L, our mix of revenue and associated SaaS growth rates of 12% for the quarter and 15% for the half of 2023 on a constant currency basis. In the first half 2023, service revenue in our strategically important North American business grew by an impressive 16%, complemented by Israel, which was up 10% on a constant currency basis. New logo SaaS wins, centered around our Unity platform and advanced Safety solutions, were strong in Q2, alongside service gross margins of 71% and total gross margin of 53% in our core business unit. These fundamental SaaS metrics are very strong indicators supporting our longer-term strategic business value creation objectives.

“We believe that all the heavy lifting transformation items we have executed over recent months have set the foundation for greater earnings potential, a more compelling business model, and a lower cost of capital for our shareholders.”

David Wilson, Powerfleet CFO, added: “Our Unity platform continues to track ahead of schedule, and I have no doubt that the pace of delivery and the level of capabilities within Unity are greatly enhanced by the Movingdots acquisition. That said, the importance of being good stewards of capital remains paramount and we have successfully executed the necessary steps to achieve our previously stated $3 million expense reduction challenge. Additionally, we have taken actions to secure an additional $1 million in annualized expense reductions. With $4 million of secured cost savings, we are positioned to exceed our commitment to ensure Movingdots is an adjusted EBITDA neutral transaction exiting the third quarter.”

SECOND QUARTER 2023 FINANCIAL RESULTS

Total revenue was $32.1 million, compared to $34.6 million in the same year-ago period, with growth in services revenue offsetting lower product sales.

Services revenues totaled $21.0 million, up $1.3 million year-over-year, accounting for 66% of total revenue. On a constant currency basis, services revenue grew by 13%, reflecting the company’s successful execution of its SaaS growth strategy.

Products revenue was $11.0 million, or 34% of total revenue, compared to $14.8 million, or 43% of total revenue in the prior year period. Total revenue performance reflects actively shedding low margin and non-core hardware business.

Gross profit margin expanded to 50.0% from 46.9% in the prior year period, driven by an improved mix of high-margin services revenue versus products revenue, deal discipline for product sales, terminating unprofitable contracts and eliminating low margin product lines.

In line with expectations, operating expenses increased to $19.2 million from $17.8 million in the same year-ago period, with the increase solely attributable to the Movingdots acquisition.

Net loss attributable to common stockholders totaled $4.3 million, or $(0.12) per basic and diluted share (based on 35.6 million weighted average shares outstanding), compared to net loss attributable to common stockholders of $1.3 million, or $(0.04) per basic and diluted share (based on 35.4 million weighted average shares outstanding), in the same year-ago period.

Adjusted EBITDA, a non-GAAP metric, totaled $647,000, compared to $3.3 million in the same year-ago period reflecting Adjusted EBITDA losses from the Movingdots acquisition. See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income (loss).

Powerfleet had $22.0 million in cash and cash equivalents and a working capital position of $38.3 million at quarter-end.

SIX MONTH 2023 FINANCIAL RESULTS

Total revenue was $64.9 million, compared to $67.8 million in the same year-ago period, with growth in services revenue offsetting lower product sales.

Services revenues totaled $41.5 million, up approximately $3.0 million year-over-year, accounting for 64% of total revenue. On a constant currency basis, services revenue grew by 15%, reflecting the company’s successful execution of its SaaS growth strategy.

Products revenue was $23.4 million, or 36% of total revenue, compared to $29.2 million, or 43% of total revenue in the prior year period. Total revenue performance reflects actively shedding low margin and non-core business.

Gross profit margin expanded to 50.3% from 45.2% in the prior year period, driven by an improved mix of high-margin services revenue versus products revenue.

Net loss attributable to common stockholders, inclusive of a $7.5 million gain on bargain purchase for Movingdots, totaled $780,000, or $0.01 per basic and diluted share (based on 35.6 million and 35.7 million weighted average shares outstanding for basic and diluted respectively), compared to net loss attributable to common stockholders of $(5.5) million, or $(0.15) per basic and diluted share (based on 35.4 million weighted average shares outstanding), in the same year-ago period.

Adjusted EBITDA, a non-GAAP metric, totaled $2.0 million, compared to $2.7 million in the prior year period reflecting Adjusted EBITDA losses from the Movingdots acquisition. See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income (loss).

INVESTOR CONFERENCE CALL

Powerfleet management will discuss these results and business outlook on a conference call today (Tuesday, August 8, 2023) at 8:30 a.m. Eastern time (5:30 a.m. Pacific time).

Powerfleet management will host the presentation, followed by a question-and-answer session.

Join the live Webcast

Toll Free Dial In: 888-506-0062

International Dial In: 973-528-0011

Participant Access Code: 360336

The conference call will be available for replay here and via the investor section of the company’s website at ir.powerfleet.com.

If you have any difficulty connecting with the conference call, please contact Powerfleet’s investor relations team at 949-574-3860.

NON-GAAP FINANCIAL MEASURES

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Powerfleet provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and total revenue and services revenue excluding foreign exchange effect. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of Powerfleet’s current financial performance. Specifically, Powerfleet believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. Because Powerfleet’s method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

POWERFLEET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED EBITDA FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2023	2022	2023

Net loss attributable to common stockholders	$(1,334,000)	$(4,274,000)	$(5,458,000)	$(780,000)
Non-controlling interest	1,000	6,000	2,000	3,000
Preferred stock dividend and accretion	1,216,000	1,297,000	2,412,000	2,572,000
Interest (income) expense, net	560,000	457,000	991,000	974,000
Other (income) expense, net	(3,000)	0	(2,000)	(1,000)
Income tax (benefit) expense	40,000	39,000	(663,000)	436,000
Depreciation and amortization	2,044,000	2,267,000	4,133,000	4,500,000
Stock-based compensation	1,629,000	852,000	2,086,000	1,684,000
Foreign currency translation	(1,349,000)	(362,000)	(1,690,000)	(942,000)
Severance related expenses	468,000	425,000	847,000	559,000
Gain on Bargain purchase - Movingdots	-	(283,000)	-	(7,517,000)
Movingdots Related Expenses	-	223,000	-	540,000
Adjusted EBITDA	$3,272,000	$647,000	$2,658,000	$2,028,000

ABOUT POWERFLEET

Powerfleet (Nasdaq: PWFL; TASE: PWFL) is a global leader of internet of things (IoT) software-as-a-service (SaaS) solutions that optimize the performance of mobile assets and resources to unify business operations. Our data science insights and advanced modular software solutions help drive digital transformation through our customers’ and partners’ ecosystems to help save lives, time, and money. We help connect companies, enabling customers and their customers to realize more effective strategies and results. Powerfleet’s tenured and talented team is at the heart of our approach to partnership and tangible success. The company is headquartered in Woodcliff Lake, New Jersey, with our Pointer Innovation Center (PIC) in Israel and field offices around the globe. For more information, please visit www.powerfleet.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to Powerfleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Powerfleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Movingdots, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for Powerfleet’s products to continue to develop, the inability to protect Powerfleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in Powerfleet’s filings with the Securities and Exchange Commission, including Powerfleet’s most recent annual report on Form 10-K. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Powerfleet. Unless otherwise required by applicable law, Powerfleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

Powerfleet Investor Contact

Matt Glover

Gateway Group, Inc.

PWFL@gatewayir.com

(949) 574-3860

Powerfleet Media Contact

Andrea Hayton

Powerfleet, Inc.

ahayton@powerfleet.com

(610) 401-1999

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2023	2022	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$14,818,000	$11,012,000	$29,210,000	$23,416,000
Services	19,776,000	21,038,000	38,545,000	41,473,000

Total Revenues	34,594,000	32,050,000	67,755,000	64,889,000
Cost of revenue:
Cost of products	11,336,000	8,550,000	23,314,000	17,552,000
Cost of services	7,028,000	7,467,000	13,812,000	14,686,000

Total cost of revenues:	18,364,000	16,017,000	37,126,000	32,238,000

Gross Profit	16,230,000	16,033,000	30,629,000	32,651,000

Operating expenses:
Selling, general and administrative expenses	15,817,000	16,987,000	30,729,000	33,774,000
Research and development expenses	2,001,000	2,179,000	5,230,000	3,902,000

Total Operating Expenses	17,818,000	19,166,000	35,959,000	37,676,000

Loss from operations	(1,588,000)	(3,133,000)	(5,330,000)	(5,025,000)
Interest income	15,000	22,000	28,000	46,000
Interest expense	(575,000)	(173,000)	(1,019,000)	(310,000)
Gain on Bargain purchase - Movingdots	-	283,000	-	7,517,000
Foreign currency translation of debt	2,068,000	-	2,612,000	-
Other (expense) income, net	3,000	69,000	2,000	3,000

Net (loss) / income before income taxes	(77,000)	(2,932,000)	(3,707,000)	2,231,000

Income tax benefit (expense)	(40,000)	(39,000)	663,000	(436,000)

Net (loss) / income before non-controlling interest	(117,000)	(2,971,000)	(3,044,000)	1,795,000
Non-controlling interest	(1,000)	(6,000)	(2,000)	(3,000)

Net (loss) / income	(118,000)	(2,977,000)	(3,046,000)	1,792,000
Accretion of preferred stock	(168,000)	(168,000)	(336,000)	(336,000)
Preferred stock dividend	(1,048,000)	(1,129,000)	(2,076,000)	(2,236,000)

Net (loss) / income attributable to common stockholders	$(1,334,000)	$(4,274,000)	$(5,458,000)	$(780,000)

Net (loss) / income per share - basic	$(0.04)	$(0.12)	$(0.15)	$0.01

Net (loss) / income per share - diluted	$(0.04)	$(0.12)	$(0.15)	$0.01

Weighted average common shares outstanding - basic	35,386,000	35,605,000	35,359,000	35,577,000
Weighted average common shares outstanding - diluted	35,386,000	35,605,000	35,359,000	35,670,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	As of
	December 31, 2022	June 30, 2023
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,680,000	$21,729,000
Restricted cash	309,000	309,000
Accounts receivable, net	32,493,000	31,318,000
Inventory, net	22,272,000	22,125,000
Deferred costs - current	762,000	338,000
Prepaid expenses and other current assets	7,709,000	7,298,000
Total current assets	81,225,000	83,117,000

Deferred costs - less current portion	-	-
Fixed assets, net	9,249,000	10,226,000
Goodwill	83,487,000	83,487,000
Intangible assets, net	22,908,000	21,871,000
Right of use asset	7,820,000	6,936,000
Severance payable fund	3,760,000	3,566,000
Deferred tax asset	3,225,000	1,942,000
Other assets	5,761,000	6,131,000
Total assets	$217,435,000	$217,276,000

LIABILITIES
Current liabilities:
Short-term bank debt and current maturities of long-term debt	$10,312,000	$11,197,000
Accounts payable and accrued expenses	26,598,000	24,960,000
Deferred revenue - current	6,363,000	6,193,000
Lease liability - current	2,441,000	2,448,000
Total current liabilities	45,714,000	44,798,000

Long-term debt - less current maturities	11,403,000	9,940,000
Deferred revenue - less current portion	4,390,000	4,582,000
Lease liability - less current portion	5,628,000	4,715,000
Accrued severance payable	4,365,000	4,284,000
Deferred tax liability	4,919,000	4,030,000
Other long-term liabilities	636,000	668,000

Total liabilities	77,055,000	73,017,000

MEZZANINE EQUITY
Convertible redeemable Preferred stock: Series A	57,565,000	59,008,000

STOCKHOLDERS’ EQUITY
Total Powerfleet, Inc. stockholders’ equity	82,737,000	85,188,000
Non-controlling interest	78,000	63,000
Total equity	82,815,000	85,251,000
Total liabilities and stockholders’ equity	$217,435,000	$217,276,000

POWERFLEET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

	Six Months Ended June 30,
	2022	2023
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net (loss) / income	$(3,046,000)	$1,792,000
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Non-controlling interest	2,000	3,000
Gain on bargain purchase	-	(7,517,000)
Inventory reserve	119,000	375,000
Stock based compensation expense	2,086,000	1,684,000
Depreciation and amortization	4,133,000	4,498,000
Right-of-use assets, non-cash lease expense	1,382,000	1,318,000
Bad debt expense	(364,000)	826,000
Deferred taxes	(663,000)	398,000
Other non-cash items	604,000	73,000
Changes in:
Operating assets and liabilities	(6,953,000)	(2,110,000)

Net cash (used in) provided by operating activities	(2,700,000)	1,340,000

Cash flows from investing activities:
Acquisitions, net of cash assumed	-	8,722,000
Purchase of investment	-	(100,000)
Capitalized software development costs	-	(1,677,000)
Capital expenditures	(2,013,000)	(2,108,000)

Net cash (used in) investing activities	(2,013,000)	4,837,000

Cash flows from financing activities:
Payment of preferred stock dividend	-	(1,128,000)
Repayment of long-term debt	(2,897,000)	(2,658,000)
Short-term bank debt, net	2,330,000	2,736,000
Purchase of treasury stock upon vesting of restricted stock	(186,000)	(48,000)
Proceeds from exercise of stock options	-	36,000

Net cash (used in) provided by financing activities	(753,000)	(1,062,000)

Effect of foreign exchange rate changes on cash and cash equivalents	(3,282,000)	(1,066,000)
Net increase in cash, cash equivalents and restricted cash	(8,748,000)	4,049,000
Cash, cash equivalents and restricted cash - beginning of period	26,760,000	17,989,000

Cash, cash equivalents and restricted cash - end of period	$18,012,000	$22,038,000

POWERFLEET, INC. CORE BUSINESS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30, 2023
	Total Powerfleet	BASA / 3rd party Cellocator	Core Business
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$11,012,000	$322,838	$10,689,162
Services	21,038,000	3,105,099	17,932,901

Total Revenues	32,050,000	3,427,937	28,622,063
Cost of revenue:
Cost of products	8,550,000	241,769	8,308,231
Cost of services	7,467,000	2,205,391	5,261,609

Total cost of revenues:	16,017,000	2,447,160	13,569,840

Gross Profit	16,033,000	980,777	15,052,223

POWERFLEET, INC. PRE-MOVINGDOTS ACQUISITION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30, 2023
	Total Powerfleet	Movingdots	Powerfleet Pre-Acquisition Business
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Products	$11,012,000	$6,700	$11,005,300
Services	21,038,000	181,842	20,856,158

Total Revenues	32,050,000	188,542	31,861,458
Cost of revenue:
Cost of products	8,550,000	(3,134)	8,553,134
Cost of services	7,467,000	153,249	7,313,751

Total cost of revenues:	16,017,000	150,115	15,866,885

Gross Profit	16,033,000	38,427	15,994,573

Operating expenses:
Selling, general and administrative expenses	16,987,000	683,801	16,303,199
Research and development expenses	2,179,000	654,773	1,524,227

Total Operating Expenses	19,166,000	1,338,574	17,827,426

Loss from operations	(3,133,000)	(1,300,147)	(1,832,853)

Adjusted EBITDA	647,000	(1,167,000)	1,814,000

CONSTANT CURRENCY

Constant currency information has been presented to illustrate the impact of changes in currency rates on the company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the company’s currencies. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. The company believes this provides a useful basis to measure the performance of its business as it removes distortion from the effects of foreign currency movements during the period; however, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. See the section above titled “Non-GAAP Financial Measures” for more information.

Due to a portion of the company’s customers who are invoiced in non-U.S. Dollar denominated currencies, the company also calculates subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on results of operations.

	Six Months Ended June 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Service Revenue:
Service Revenue as reported	$38,545	$41,478	$2,933	7.6%
Conversion impact of U.S. Dollar		$2,887	$2,887
Service revenue on a constant currency basis	$38,545	$44,365	$5,820	15.1%

	Six Months Ended June 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Product Revenue:
Product Revenue as reported	$29,210	$23,411	$(5,799)	(19.9)%
Conversion impact of U.S. Dollar		$300	$300
Product revenue on a constant currency basis	$29,210	$23,711	$(5,499)	(18.8)%

	Six Months Ended June 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Total Revenue:
Total Revenue as reported	$67,755	$64,889	$(2,866)	(4.2)%
Conversion impact of U.S. Dollar		$3,187	$3,187
Total revenue on a constant currency basis	$67,755	$68,076	$321	0.5%

	Three Months Ended June 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Service Revenue:
Service Revenue as reported	$19,777	$21,044	$1,267	6.4%
Conversion impact of U.S. Dollar		$1,299	$1,299
Service revenue on a constant currency basis	$19,777	$22,343	$2,566	13.0%

	Three Months Ended June 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Product Revenue:
Product Revenue as reported	$14,818	$11,006	$(3,812)	(25.7)%
Conversion impact of U.S. Dollar		$125	$125
Product revenue on a constant currency basis	$14,818	$11,131	$(3,687)	(24.9)%

	Three Months Ended Jun 30,		Year Over Year Change
($ in Thousands)	2022	2023	$	%

Total Revenue:
Total Revenue as reported	$34,595	$32,050	$(2,545)	(7.4)%
Conversion impact of U.S. Dollar		$1,424	$1,424
Total revenue on a constant currency basis	$34,595	$33,474	$(1,121)	(3.2)%